UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2014

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On December 12, 2014, Olin Corporation (the “Company”) announced that it plans to permanently close the portion of its Becancour, Quebec, Canada facility that has been shut down since late June 2014. This action reduces the facility’s chlor alkali capacity by 185,000 tons. The plant will predominately focus on bleach and hydrochloric acid, which are value-added products, as well as caustic soda.

Because of this decision, Olin will incur approximately $10 million of additional pretax restructuring charges in fourth quarter of 2014. These charges include asset write-offs, employee related costs and contract terminations. This restructuring charge was not included in the fourth quarter 2014 earnings guidance provided on October 23, 2014.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.  Olin disclaims any intention or obligation to update or revise this information.

Attached as Exhibit 99.1, and incorporated herein by reference, is a copy of the registrant’s press release dated December 12, 2014, announcing the reduction in chlor alkali capacity at its Becancour, Quebec, Canada facility and fourth quarter 2014 restructuring charges.

Item 9.01    Financial Statements and Exhibits

(d) Exhibit No.	Exhibit
99.1	Press Release announcing chlor alkali capacity reduction and fourth quarter 2014 restructuring charges dated December 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 12, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release announcing chlor alkali reduction and fourth quarter 2014 restructuring charges dated December 12, 2014.